UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 13, 2008
Date of Report (Date of Earliest Event Reported)

AMES NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

IOWA	0-32637	42-1039071
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 FIFTH STREET
AMES, IOWA 50010
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:  (515) 232-6251

NOT APPLICABLE
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Item 5.02.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 13, 2008, the Board of Directors of Ames National Corporation (the “Company”) amended the Bylaws of the Company in the following respects:

(i)
Section 3.10 of the Bylaws was amended to authorize shareholders of the Company to appoint proxies by means of an electronic transmission.  Previously, the Bylaws provided that shareholders could appoint proxies only through submission of a written appointment form.

(ii)
Sections 5.3, 5.5 and 5.6 and Sections 6.2 through 6.8 of the Bylaws were amended to acknowledge that shares of the Company’s common stock may be issued in either certificated or uncertificated form as of January 1, 2008.  Previously, the Bylaws did not acknowledge that shares of Company common stock could be issued in uncertificated form.

The foregoing amendments to the Bylaws were effective upon adoption by the Board of Directors on February 13, 2008.

Item 9.01.   Financial Statements and Exhibits

(d)           A copy of the Bylaws of the Company, as amended, is attached hereto as Exhibit 3.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMES NATIONAL CORPORATION

Date: February 18, 2008	By:	/s/ Thomas H. Pohlman
Thomas H. Pohlman, President
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

3.2	Bylaws of Ames National Corporation, As Amended